N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	September 20, 2019

ELS Announces Two-for-One Stock Split

CHICAGO, IL - September 20, 2019 - Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced a two-for-one stock split of our common stock. The stock split will be effected by and in the form of a stock dividend payable on October 15, 2019 to stockholders of record as of October 1, 2019 (the “record date”). Holders of our common stock will receive an additional share for each share of common stock they hold as of the record date. The stock split will increase the total number of our outstanding shares of common stock and operating partnership units from approximately 91,000,000 and 5,200,000 to approximately 182,000,000 and 10,400,000, respectively.
The stock split will not affect the timing or the payment of the Company’s previously announced third quarter 2019 dividend of $0.6125 per share of common stock, which will apply to pre-split shares only and continue to be paid on October 11, 2019 to stockholders of record at the close of business on September 27, 2019.
Answers to frequently asked questions about the stock split are available in the Investor Relations section of our website at www.equitylifestyleproperties.com.
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

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our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our ability to manage counterparty risk;

•	our ability to renew our insurance policies at existing rates and on consistent terms;

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in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

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results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single-family housing and not manufactured housing;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the effect from any breach of our, or any of our vendors’, data management systems;

•	the dilutive effects of issuing additional securities;

•	the outcome of pending or future lawsuits or actions brought against us, including those disclosed in our filings with the Securities and Exchange Commission; and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.
These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.
We are a fully integrated owner and operator of lifestyle-oriented properties and own or have an interest in 413 quality properties in 33 states and British Columbia consisting of 155,973 sites. We are a self-administered, self-managed, real estate investment trust with headquarters in Chicago.

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